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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
Philadelphia Suburban Corporation:



We consent to incorporation by reference in the Registration Statements on Form S-8 (1994 Equity Compensation Plan No. 333-70859), (1994 Employee Stock Purchase Plan No. 033-52557), (1988 Stock Option Plan No. 33-27032), (1982 Stock Option Plan No. 2-81757); on Form S-3 (Dividend Reinvestment and Direct Stock Purchase Plan No. 333-42275), (Customer Stock Purchase Plan No. 33-64301); and on Form S-4 (No. 333-93243) of Philadelphia Suburban Corporation of our report dated January 31, 2000, relating to the consolidated balance sheets and the statements of capitalization of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income and comprehensive income, and cash flow for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the December 31, 1999 Annual Report on Form 10-K of Philadelphia Suburban Corporation.




                                                                        KPMG LLP









Philadelphia, Pennsylvania
March 28, 2000